UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2023
CONN’S, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34956	06-1672840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 Technology Forest Blvd., Suite 800, The Woodlands, TX	77381
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:  (936) 230-5899
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CONN	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Director; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Departure of Chief Financial Officer
On November 13, 2023, Mr. George Bchara, Executive Vice President and Chief Financial Officer of Conn’s, Inc. (the “Company”), submitted his voluntary resignation as Chief Financial Officer of the Company, effective November 17, 2023. Mr. Bchara will remain an employee of the Company through December 1, 2023. Mr. Bchara’s resignation is not the result of any dispute or disagreement with the Company, including with respect to any matters relating to the Company’s accounting practices or reporting.
Promotion to Interim Chief Financial Officer
Effective November 17, 2023, the Company promoted Mr. Timothy Santo, age 47, to Interim Chief Financial Officer. Mr. Santo will be responsible for leading the Company’s financial matters and will report to Mr. Norm Miller, Interim President and Chief Executive Officer. Mr. Santo joined the Company as Vice President and Chief Accounting Officer in April 2023. Mr. Santo will continue to conduct his duties as Chief Accounting Officer until a new Chief Accounting Officer is hired by the Company. Prior to joining the Company, Mr. Santo served as Senior Vice President & Global Controller of PRA Group, from 2018 to 2023. From 2017 to 2018, Mr. Santo was at Grant Thornton LLP and provided executive level business advisory services to a diverse set of clients. Prior to joining Grant Thornton, Mr. Santo spent well over a decade at General Electric and GE Capital in several executive level Controllership and other related senior finance level roles. Mr. Santo started his career in audit at PricewaterhouseCoopers LLP. Mr. Santo has a Master of Business Administration from the University of Rochester, a Bachelor of Science in Accounting from the State University of New York at Fredonia and is a certified public accountant.
As Interim Chief Financial Officer of the Company, Mr. Santo will continue to receive the same compensation for which he was eligible as Chief Accounting Officer. Mr. Santo’s annual salary will be $350,000, he will participate in the Company’s annual cash incentive program, and will be part of the Company’s equity compensation program as disclosed in the Company’s Current Report on Form 8-K as filed on April 25, 2023, the terms of which are incorporated herein by reference.
There is no arrangement or understanding with any person pursuant to which Mr. Santo was appointed to Interim Chief Financial Officer. There are no family relationships between Mr. Santo and any director or executive officer of the Company, and Mr. Santo is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN’S, INC.
Date:	November 14, 2023	By:	/s/ Mark L. Prior
		Name:	Mark L. Prior
		Title:	Senior Vice President and General Counsel